Exhibit 99.2

SERIES 2011-A INDENTURE SUPPLEMENT

between

Computershare Trust Company of Canada,

acting not in its individual capacity but solely in its capacity as trustee of

GMF Canada Leasing Trust,

a trust formed under the laws of the Province of Ontario

and

BNY Trust Company of Canada,

as Indenture Trustee

and

Deutsche Bank AG, Canada Branch,

and

BMO Nesbitt Burns Inc.,

as Administrative Agents

Dated as of July 15, 2011

SERIES 2011-A INDENTURE SUPPLEMENT

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SERIES 2011-A INDENTURE SUPPLEMENT

TABLE OF CONTENTS

(continued)

Exhibit A	Form of 2011-A Trust Notes

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SERIES 2011-A INDENTURE SUPPLEMENT, dated as of July 15, 2011 (this “Indenture Supplement”), between COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company under the laws of Canada, acting not in its individual capacity but solely in its capacity as trustee of GMF CANADA LEASING TRUST, a trust formed under the laws of the Province of Ontario, (the “Issuer”), BNY TRUST COMPANY OF CANADA, a trust company under the laws of Canada, as indenture trustee and not in its individual capacity (the “Indenture Trustee”), and each of DEUTSCHE BANK AG, CANADA BRANCH and BMO NESBITT BURNS INC., as an Administrative Agent.

BACKGROUND

The Issuer and the Indenture Trustee entered into an Indenture dated as of July 15, 2011 (the “Indenture”)

Article II of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may from time to time enter into an indenture supplement to authorize the issuance by the Issuer of Notes in one or more Series, which Series may be comprised of one or more Classes.

The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation and issuance of the 2011-A Trust Notes and specifying the Principal Terms of such 2011-A Trust Notes.

The parties agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.1 Usage and Definitions.

(a) Capitalized terms used in this Indenture Supplement that are not otherwise defined herein shall have the meanings assigned to them in the Indenture, or if not defined therein, in Appendix 1 to the 2011-A Borrower Note Supplement, dated as of July 15, 2011 (the “2011-A Borrower Note Supplement”), by and among the Borrower, FinanciaLinx Corporation, the Issuer, Deutsche Bank AG, Canada Branch and BMO Nesbitt Burns Inc. or, if not defined therein, in Appendix A to the Credit and Security Agreement.

(b) Section 1.2 of the Indenture also contains and incorporates rules as to usage applicable to this Indenture Supplement and such rules as to usage are incorporated by reference into this Indenture Supplement.

(c) In addition, the following terms have the following meanings:

(i) “Default Rate” has the meaning set forth in the Note Purchase Agreement.

(ii) “GMF Entities” and “GMF Entity” each have the meaning set forth in Section 4.5.

(iii) “Noteholder” means any “Noteholder” (as defined in the Indenture) of 2011-A Trust Notes.

(iv) “Registered Noteholder” has the meaning set forth in Section 3.1(b).

(v) “Series Collateral” means:

(A) the 2011-A Borrower Note;

(B) the 2011-A Deposit Accounts and the rights of the Issuer to the funds on deposit from time to time therein, any Account Control Agreements with respect thereto and all cash, investment property and other property from time to time credited thereto and all Proceeds thereof;

(C) the rights and benefits of the Issuer, as owner of the 2011-A Borrower Note and Lender thereunder to the Borrower, under the 2011-A Servicing Agreement, the 2011-A Borrower Note Supplement and, insofar as they relate to the 2011-A Borrower Note or the 2011-A Borrower Note Assets, the Credit and Security Agreement;

(D) any other rights of the Issuer as Lender under the 2011-A Servicing Agreement, the 2011-A Borrower Note Supplement and, insofar as they relate to the 2011-A Borrower Note or the 2011-A Borrower Note Assets, the Credit and Security Agreement; and

(E) all Proceeds of or relating to the foregoing.

SECTION 1.2 Indenture. For all purposes of the Indenture, the 2011-A Trust Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” with respect to the 2011-A Trust Notes. Subject to the following sentences, this Indenture Supplement is supplemental to the Indenture and the Indenture will be read in conjunction with this Indenture Supplement and all of the provisions of the Indenture will apply to and will have effect in connection with this Indenture Supplement in the same manner as if all of the provisions of the Indenture and this Indenture Supplement were contained in one instrument. If any terms of the Indenture are inconsistent with the terms of this Indenture Supplement, the terms of the Indenture will be, solely in respect of the 2011-A Trust Notes and the other Series Secured Liabilities, amended and supplemented so as to be consistent with this Indenture Supplement. The provisions of this Indenture Supplement are applicable only in respect of the 2011-A Trust Notes and the other Series Secured Liabilities and not the Notes or other Secured Liabilities of any other Series.

ARTICLE II

CREATION OF 2011-A TRUST NOTES

SECTION 2.1 Creation of 2011-A Trust Notes. There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be designated as the “GMF Canada Leasing Trust Floating Rate Asset-Backed Notes, Series 2011-A” (the “2011-A Trust Notes”).

SECTION 2.2 Principal Terms of 2011-A Trust Notes. The Principal Terms of the 2011-A Trust Notes are, together with the other Principal Terms set forth herein, as follows:

(a) Classes and Tranches of 2011-A Trust Notes. The 2011-A Trust Notes shall be issued in one Class without separate Tranches;

(b) Types of 2011-A Trust Notes. The 2011-A Trust Notes shall not be Subordinated Notes;

(c) Aggregate Principal Amount. The aggregate principal amount of 2011-A Trust Notes which may be issued is unlimited;

(d) Series Issuance Date. The Series Issuance Date for the 2011-A Trust Notes shall be July 15, 2011;

(e) Payment Dates and Final Payment Date. The Payment Dates for the 2011-A Trust Notes, shall be each “Payment Date” as defined in Appendix A to the Credit and Security Agreement and the Final Payment Dates for the 2011-A Trust Notes, shall be the “Final Payment Date” as defined in Appendix I to the 2011-A Borrower Note Supplement;

(f) Series Accounts. The Series Accounts for the 2011-A Trust Notes will be the 2011-A Deposit Accounts;

(g) Rating Agencies. Except as otherwise provided under the Note Purchase Agreement, the 2011-A Trust Notes will not be rated and there shall be no “Rating Agencies”;

(h) Book Entry Notes and Definitive Notes. The 2011-A Trust Notes shall initially be Definitive Notes;

(i) Series Collateral. The Collateral securing the Series Secured Liabilities will be the Series Collateral;

(j) Series Secured Parties. The Series Secured Parties under this Indenture Supplement will be each of the Noteholders and any other Person entitled to any payments under Section 6.2 hereof;

(k) Series Secured Liabilities. The Series Secured Liabilities under this Indenture Supplement will be all amounts owing from time to time hereunder, or under the Indenture, the Note Purchase Agreement or the Supplemental Fee Letter, to the Series Secured Parties;

(l) Security for Series Secured Liabilities. The Series Collateral will be held as security for the due payment and performance of the Series Secured Liabilities alone and the Series Secured Liabilities will be secured solely by the Series Collateral. Without limiting Section 10.4, the Indenture Trustee’s recourse on behalf of the Noteholders of 2011-A Trust Notes and the other Series Secured Parties against the Issuer in respect of the Series Secured Liabilities will be limited to the Issuer’s right, title and interest in and to the Series Collateral and the allocation thereof provided for hereunder, and no recourse will be had to any other Series Collateral or to any assets of the Issuer Trustee held in its individual capacity;

(m) Language and Currency. The 2011-A Trust Notes shall be denominated in Dollars, and such 2011-A Trust Notes may be in the English language or the English and the French languages;

(n) Form of 2011-A Trust Notes. The 2011-A Trust Notes, together with the Indenture Trustee’s certificates of authentication, will be in substantially the form set forth in Exhibit A with such variations as are required or permitted by this Indenture Supplement and the Indenture. The 2011-A Trust Notes may have such marks of identification and such legends or endorsements placed on them as may be determined, consistent with this Indenture Supplement and the Indenture, by the Responsible Persons executing such 2011-A Trust Notes, as evidenced by their execution of such 2011-A Trust Notes;

(o) Minimum Amounts. The 2011-A Trust Notes shall be issued in minimum denominations of $150,000;

(p) Related Securitization Agreement. The related Securitization Agreement in respect of the 2011-A Trust Notes is the Credit and Security Agreement and the 2011-A Borrower Note Supplement;

(q) Date and Terms of 2011-A Trust Notes. Each 2011-A Trust Note will be dated the date of its authentication. The terms of the 2011-A Trust Notes set forth in Exhibit A are part of this Indenture Supplement and are incorporated by reference into this Indenture Supplement;

(r) Legal Final Payment Date. Subject to Applicable Law, following the date which is two years after the Final Payment Date for the 2011-A Trust Notes, Noteholders thereof will have no further recourse against the Issuer for payment of any amounts owing thereunder;

(s) Priority and Limited Recourse Provisions. The rights and entitlements of a Noteholder of a 2011-A Trust Note to receipt of any payment under, or the exercise of any right or remedy with respect to, such Note are subject to, and restricted and limited in all respects by, the Priority and Limited Recourse Provisions;

(t) Note Interest Rate. The Note Interest Rate in respect of the 2011-A Trust Notes is as set out in Section 3.1 hereof;

(u) Related Documents. The Related Documents in respect of the 2011-A Trust Notes are the “Related Documents” (as defined in Appendix 1 to the 2011-A Borrower Note Supplement) other than the Trust Documents.

(v) Required Noteholders. The Required Noteholders in respect of the 2011-A Trust Notes are the “Required Noteholders” as defined in Appendix 1 to the 2011-A Borrower Note Supplement.

(w) Required Ratings. The Required Ratings in respect of the 2011-A Trust Notes and Permitted Investments relating thereto shall mean for short-term unsecured debt obligations, a rating of (a) R-1 (middle), or, in the case of clause (c) of the definition of “Permitted Investments”, R-1 (high), in each case from DBRS, (b) A-1+, or in the case of clause (d) of the definition of “Permitted Investments”, AAA-m or AAA-mG, as applicable, in each case from S&P, and (c) P-1 from Moody’s.

ARTICLE III

OTHER PRINCIPAL TERMS

SECTION 3.1 Payment of Principal and Interest; Default Rate.

(a) Each 2011-A Trust Note shall accrue interest from the Series Issuance Date for the 2011-A Trust Notes until the payment in full of the 2011-A Trust Notes at a variable annual rate equal on any day to the related rate of interest set forth therefor in Section 2.3 of the Note Purchase Agreement. Such interest shall be calculated daily based on the outstanding principal amount of each such the 2011-A Trust Note as of the end of each such day and shall be due and payable on each Payment Date (or Interim Payment Date with respect to the amount of principal being repaid on such date).

(b) Interest and principal payments on the 2011-A Trust Notes will be made rateably to the Noteholders in whose name such 2011-A Trust Note is registered on the related Record Date (such Person, the “Registered Noteholder”) by wire transfer in immediately available funds to the account designated by such Person, except for the final instalment of principal payable with respect to such 2011-A Trust Note on a Payment Date or Interim Payment Date, or the Borrower Note Purchase Price for any 2011-A Trust Note called for redemption pursuant to Section 8.1 hereof, which shall be payable as provided below in this Section 3.1. Any reduction in the principal amount of a 2011-A Trust Note effected by any payments made on any Payment Date, Interim Payment Date or Redemption Date shall be binding upon all future Noteholders of such 2011-A Trust Note and of any 2011-A Trust Note issued upon the registration of transfer thereof or in exchange hereof or in lieu thereof, whether or not noted thereon.

(c) The principal of each 2011-A Trust Note shall be payable in instalments on each Payment Date or Interim Payment Date as provided herein and in the Note Purchase Agreement. The entire unpaid principal amount of the 2011-A Trust Notes shall be due and payable on the Final Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the 2011-A Trust Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee, at the direction of the Required Noteholders, has declared the 2011-A Trust Notes to be immediately due and payable in the manner provided in Section 5.2 or, in the case of the occurrence of an Event of Default specified in Section 5.1(d), the 2011-A Trust Notes shall become immediately due and payable as a result thereof without any such declaration by the Indenture Trustee. All principal payments on the 2011-A Trust Notes shall be made pro rata to the Noteholders.

(d) If funds are expected to be available, as provided in the Indenture, for the permanent payment in full of the then remaining unpaid principal amount of a 2011-A Trust Note on a Payment Date or Interim Payment Date that is not a Redemption Date, then the Issuer shall notify the Indenture Trustee thereof and the Indenture Trustee will, promptly (and in any event, within 2 Business Days) following receipt of any such notice, in the name of and on behalf of the Issuer, notify the Person who was the Registered Noteholder thereof as of the Record Date preceding such Payment Date or Interim Payment Date, as applicable, by notice mailed prior to such Payment Date or Interim Payment Date, as applicable, such notice to state that the amount then due and payable shall be payable only upon presentation and surrender of such 2011-A Trust Note at the Corporate Trust Office of the Indenture Trustee (or any other office specified in such notice. Notices in connection with redemptions of 2011-A Trust Notes shall be mailed to Noteholders as provided in Section 8.2.

(e) Without limiting any obligation of the Issuer to make payments of interest when due, interest due on the 2011-A Trust Notes but not paid on any Payment Date or Interim Payment Date shall, as provided in Section 2.3(e) of the Note Purchase Agreement (and without duplication thereof), be due on the next Payment Date together with additional interest on such overdue interest at the Default Rate.

SECTION 3.2 Reallocations. Upon receipt of a Reallocation Request or, in connection with any Reallocation of a 2011-A Lease Agreement and the related 2011-A Leased Vehicle by the Servicer or the Borrower pursuant to the 2011-A Servicing Agreement, upon the written request of the relevant party, and, in each case:

(i) upon receipt in the 2011-A Borrower Note Collection Account of an amount equal to (x) the Reallocation Price (in the case of any Reallocation of a 2011-A Lease Agreement and the related 2011-A Leased Vehicle by the Servicer or the Borrower pursuant to the 2011-A Servicing Agreement) or (y) the Borrower Note

Purchase Price (in the case of a Reallocation Request) with respect to the applicable 2011-A Lease Agreements and the related 2011-A Leased Vehicles that are the subject of such Reallocation Request, and in either case the transfer therefrom to the Indenture Collection Account of an amount not less than the aggregate amounts described in clause (a)(i) and (ii) of the definition of Reallocation Price with respect to the applicable 2011-A Lease Agreements and the related 2011-A Leased Vehicles that are the subject of such Reallocation, and

(ii) in the case of a (x) Reallocation pursuant to a Reallocation Request, satisfaction of the conditions precedent related thereto pursuant to Section 2.6 of the 2011-A Borrower Note Supplement, or (y) Reallocation pursuant to the 2011-A Servicing Supplement, satisfaction of the conditions precedent related thereto in Section 2.5 of the 2011-A Servicing Supplement, then the 2011-A Lease Agreements and the related 2011-A Leased Vehicles that are the subject of such Reallocation shall be deemed reallocated from the 2011-A Designated Pool to the Residual Pool.

SECTION 3.3 Representations and Warranties as to the Security Interest of the Indenture Trustee in the Series Collateral. The Issuer makes the following representations and warranties to the Indenture Trustee. The representations and warranties speak as of the Series Issuance Date and each Allocation Date and Reallocation Date.

(a) The Indenture creates a valid and continuing Lien in the 2011-A Borrower Note and the other Series Collateral in favour of the Indenture Trustee, which Lien is prior to all other liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Issuer owns and has good and marketable title to the Series Collateral free and clear of any Liens, claim or encumbrance of any Person, excepting only Permitted Liens.

(c) No consents or approvals (other than any which have been received) are required for the grant of the Lien in the Series Collateral under the Indenture to the Indenture Trustee.

(d) The Issuer has caused or will have caused, on or prior to the date hereof, the filing of all appropriate financing statements and other applicable filings or registrations in the proper filing office in the appropriate jurisdictions under each applicable PPSA in order to perfect or make opposable the Lien in the Series Collateral granted to the Indenture Trustee under the Indenture.

(e) With respect to the 2011-A Deposit Accounts and all subaccounts thereof that constitute deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed Account Control Agreement with respect thereto; or

(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the 2011-A Deposit Accounts.

SECTION 3.4 Borrowings. Subject to the conditions set forth below, on any Allocation Date prior to the termination of the Commitments, additional amounts may be borrowed or reborrowed by the Issuer under the 2011-A Trust Notes (each, a “Borrowing”). Notice of any Borrowing shall be given by the Issuer and the Borrower to the Administrative Agents and the Indenture Trustee no later than 11:00 a.m., Toronto time, at least two Business Days prior to such Borrowing Date (except for any initial Borrowing on the 2011-A Closing Date, for which such Borrowing Notice may be delivered no later than 11:00 a.m., Toronto time on such day). Borrowings shall be pro rata according to the unused Commitments. It shall be a condition to each Borrowing under any 2011-A Trust Note that (i) each applicable condition to such Borrowing specified in Section 3.2 of the Note Purchase Agreement is satisfied on the date of such Borrowing (a “Borrowing Date”), (ii) the Issuer shall have delivered to the Administrative Agents and the Indenture Trustee a Borrowing Notice together with an updated Schedule of 2011-A Lease Agreements and 2011-A Lease Vehicles and (iii) in no event may the aggregate amount of Borrowings contemplated result in the Note Principal Balance exceeding the lesser of the 2011-A Borrowing Base and the aggregate amount of the Commitments.

SECTION 3.5 Additional Commitments; Reallocation of Certain Commitments. The Issuer may from time to time, subject to the conditions set forth in the Note Purchase Agreement, amend or supplement the Note Purchase Agreement to provide for additional Commitments or to modify the existing Commitments. On the date of any such amendment or supplement (each, an “Additional Issuance Date”), the Issuer shall execute and deliver to the Indenture Trustee for authentication, additional or replacement 2011-A Trust Notes, as applicable, in a maximum principal amount equal to the amount of such additional or modified Commitments. If on any Additional Issuance Date, the aggregate outstanding principal balance of the 2011-A Trust Notes exceeds zero, then the Person to whom such additional 2011-A Trust Notes are issued shall make an advance (which shall constitute an Additional Principal Amount) to the Indenture Trustee, for pro rata (subject to Section 2.2 of the Note Purchase Agreement), payment to the other holders of the 2011-A Trust Notes in an amount such that, after giving effect to such payment, the aggregate outstanding principal balance of all 2011-A Trust Notes will be exchanged but the outstanding principal balance of each 2011-A Trust Note shall (subject to Section 2.2 of the Note Purchase Agreement), be proportionate to the Commitments.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the 2011-A Trust Notes in accordance with the terms of the 2011-A Trust Notes, this Indenture Supplement and the Note Purchase Agreement. Without limiting the foregoing, the Issuer will, on each Payment Date and each Interim Payment Date, cause to be paid to the Noteholders all 2011-A Borrower Note Collections that are allocated to the Noteholders on such Payment Date or Interim Payment Date pursuant to Section 6.2.

SECTION 4.2 Servicing of 2011-A Designated Pool.

(a) If the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify the Indenture Trustee and the Administrative Agents thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such event. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the 2011-A Servicing Agreement with respect to the 2011-A Borrower Note Assets, the Issuer shall take all reasonable steps available to it to remedy such failure. Upon the occurrence of a Servicer Default, the Indenture Trustee, at the direction of the Required Noteholders, may, or may direct the Issuer to (and it shall thereupon), terminate all of the rights and obligations of the Servicer with respect to the 2011-A Borrower Note Assets only and appoint a Successor Servicer pursuant to the 2011-A Servicing Agreement.

(e) Upon any termination of the rights and powers of the Servicer or the resignation of the Servicer pursuant to the 2011-A Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Administrative Agents. As soon as any Successor Servicer is appointed pursuant to the 2011-A Servicing Agreement, the Issuer shall notify the Indenture Trustee and the Administrative Agents of such appointment, specifying in such notice the name and address of such Successor Servicer.

(f) The Issuer shall not remove, or appoint a successor to, the Financial Services Agent without the consent of the Indenture Trustee acting at the direction of the Required Noteholders.

SECTION 4.3 Books and Records. The Issuer will keep proper books and records of account in which full, true and correct entries in conformity with GAAP and all Applicable Law shall be made of all dealings and transactions in relation to its business and activities; and, to the extent the Borrower does not pay such expenses, at its expense, shall permit an Audit Firm to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and chartered accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested, provided that so long as no Termination Event or Potential Termination Event has occurred and is continuing, the Issuer shall only be liable for the costs and expenses of one visit and examination of the type contemplated by this Section 4.3 per calendar year. Nothing in this Section shall affect the obligation of the Issuer to observe any Applicable Law prohibiting disclosure of information regarding the Lessees and the failure of the Issuer or the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.4 Issuer Obligations of Servicer. The Issuer will cause the Servicer to comply with its obligations under the 2011-A Servicing Agreement.

SECTION 4.5 Separateness Covenants. The Issuer will maintain the Issuer’s identity as a trust and make it manifest to third parties that the Issuer is a trust with assets and liabilities distinct from those of FinanciaLinx, the Borrower and any of their respective Affiliates (collectively, the “GMF Entities” and, individually, a “GMF Entity”) and not just a division of any GMF Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein or in the other Related Documents, the Issuer shall:

(A)	conduct its own business in its own name and not have any employees or own any real estate;

(B)	in accordance with the Related Documents, compensate all consultants and agents directly, from the Issuer’s bank accounts, for services provided to the Issuer by such consultants and agents and, to the extent any consultant or agent of the Issuer is also a consultant or agent of any GMF Entity, allocate the compensation of such consultant or agent between the Issuer and such GMF Entity on a basis that reflects the services rendered to the Issuer and such GMF Entity; provided that the fees and costs of the Financial Services Agent, the Indenture Trustee and the Issuer Trustee may be paid by a GMF Entity;

(C)	clearly identify its offices, if any, (by signage or otherwise) as its offices;

(D)	[Reserved];

(E)	observe all requirements of the Issuer as a distinct trust;

(F)	maintain the Issuer’s books and records separate from those of any GMF Entity and otherwise readily identifiable as its own assets rather than assets of any such GMF Entity;

(G)	prepare its financial statements separately from those of any GMF Entity and ensure that any consolidated financial statements of any GMF Entity that include the Issuer and that are filed pursuant to

Applicable Law, including applicable securities laws, have notes clearly stating that the Issuer is a separate trust and that its assets are not available to satisfy the claims of the creditors of such GMF Entity;

(H)	only maintain bank accounts or other depository accounts to which the Issuer alone (or the Indenture Trustee as secured party) is the account party, and from which only the Issuer, the Servicer or the Indenture Trustee have the power to make withdrawals;

(I)	[Reserved];

(J)	the resolutions, agreements and other instruments of the Issuer underlying the transactions described in the Related Documents shall be continuously maintained by the Issuer as official records of the Issuer separately identified and held apart from the records of any GMF Entity;

(K)	not commingle its assets with those of any other Person, except as permitted by the Related Documents or comparable documents entered into in connection with any other Series;

(L)	correct any known misunderstanding regarding its separate identity; and

(M)	not guarantee or otherwise become liable for any obligations of any GMF Entity except as set forth in the Related Documents or comparable documents entered into in connection with any other Series.

SECTION 4.6 Compliance with Laws. The Issuer will comply with the requirements of all Applicable Laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the 2011-A Trust Notes, this Indenture Supplement or any other Related Document.

SECTION 4.7 Notice of Events of Default. The Issuer will give the Indenture Trustee and the Administrative Agents prompt written notice of each Termination Event and Potential Termination Event of which an Responsible Person of the Issuer has knowledge.

SECTION 4.8 Restrictions on Business. Until the later of the Expiration Date and the date on which all Issuer Obligations are paid in full, the Issuer shall comply with its Organizational Documents and shall not directly or indirectly engage in any activities other than financing, acquiring, lending on the security of, pledging, hedging and managing Borrower Notes, and Series Collateral with respect to the related Series, as contemplated by the Indenture and the other Related Documents (including this Indenture Supplement) and any documents entered into in connection with any such other Series, and all such other activities as may be reasonably necessary in connection with, incidental to, conducive to or consequential to the foregoing, and in particular, but without limitation, shall not acquire any motor vehicles except in connection with any enforcement of its security under the Credit and Security Agreement.

SECTION 4.9 Delivery of the 2011-A Borrower Note.

(a) On the 2011-A Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the 2011-A Borrower Note. The Indenture Trustee shall take possession of the 2011-A Borrower Note in Toronto, Ontario and shall at all times during the period of this Indenture Supplement maintain custody of the 2011-A Borrower Note in Toronto, Ontario.

(b) For greater certainty, and for the benefit of any holder, assignee or pledgee from time to time of any Borrower Note other than the 2011-A Borrower Note and the Borrower, as owner of the Pool Assets, the Indenture Trustee, as grantee of the interest in the 2011-A Borrower Note hereunder, hereby acknowledges that the Series Secured Liabilities are secured solely by the Series Collateral and, without limitation, the Indenture Trustee does not, in respect of the Series Secured Liabilities, have any claim to the assets of the Borrower allocated to the Residual Pool and each Designated Pool other than the 2011-A Designated Pool and the Indenture Trustee hereby fully subordinates all claims it may be deemed to have in respect of the Series Secured Liabilities, against the assets of the Borrower allocated to the Residual Pool or any Designated Pool other than the 2011-A Designated Pool.

SECTION 4.10 Amendments to Series Documents.

(a) Subject to Article VII, to Section 9.1 of the Note Purchase Agreement and the following proviso, but notwithstanding Section 3.7(e) of the Indenture, the Issuer will not amend, modify, supplement, terminate or surrender the terms of any Series Collateral or any Related Document or waive or release any rights or provide any consent thereunder or with respect thereto, without first obtaining the approval of the Required Noteholders (and if any such approval directs the Indenture Trustee or the Administrative Agents to provide such consent for any particular purpose, it shall do so, so long as the matter in question does not affect its own rights, powers, duties, obligations, liabilities or immunities under this Indenture Supplement or any other Related Document), provided that, notwithstanding the foregoing:

(i) without the consent of the Indenture Trustee, the Administrative Agents or any Noteholder but with prior notice to each Rating Agency and the Administrative Agents, the Issuer may (A) make any amendment to the definition of “2011-A Applicable Margin” to reduce the effective overall percentage amount thereof (or the percentage amount applicable to any portion of the 2011-A Borrower Note in excess of $600,000,000) (but in any event, not to less than zero), or make any other amendment, modification or supplement of any Related Document for the purposes of curing any ambiguity or correcting or supplementing any provisions of a Related Document inconsistent with any other provision of such Related Document, (B) make any amendment, modification or supplement for the purposes of adding to the covenants of the Borrower, FinanciaLinx (in any capacity, including as the Servicer or Seller) or the Performance Guarantor, or to terminate or surrender any right or power conferred upon the Borrower, FinanciaLinx (in any capacity, including as the Servicer or Seller) or the Performance Guarantor, in each case for the benefit of the Issuer, the Administrative Agents or any Noteholder or (C) make any other amendment, modification, supplement, termination or surrender of any Related Document or provide any waiver, release or consent thereunder or with respect thereto that in any such case relates solely to the Residual Pool (other than any release of security thereon in favour of the Issuer that is not otherwise expressly permitted under the Related Documents) or the servicing thereof or otherwise does not affect the 2011-A Designated Pool or the 2011-A Trust Notes (including for greater certainty, the creation of any other Designated Pool and the entering into of any Supplement relating thereto or to any Notes or Borrower Notes issued in connection therewith, as contemplated by Section 6.2(ii) of the Basic Servicing Agreement or Section 4.1 of the Credit and Security Agreement); and

(ii) in any event, no such amendment, modification, supplement, termination or surrender, or waiver, release or consent, shall, without the written consent of the Noteholder of each Outstanding 2011-A Trust Note affected thereby:

(A) change the date of payment of any instalment of principal of or interest on any 2011-A Borrower Note, or reduce the principal amount thereof or the interest rate thereon (other than any reduction in the “2011-A Applicable Margin” as provided under clause (a)(i)(A) above);

(B) change the provisions of the 2011-A Borrower Note Supplement relating to the application of Collections on, or the proceeds of the sale of, the Collateral to the payment of principal of or interest on the 2011-A Borrower Note;

(C) modify any of the provisions of any Related Document in such manner as to affect the calculation of the amount of any payment of interest or principal due on the 2011-A Borrower Note on any Payment Date or Interim Payment Date (including the calculation of any of the individual components of such calculation); or

(D) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Credit and Security Agreement in the 2011-A Borrower Note Assets or, except as otherwise expressly permitted therein or in any other Related Document, terminate the Lien of the Credit and Security Agreement on any the 2011-A Borrower Note Assets at any time subject hereto or deprive the Issuer of the security provided by the Lien of the Credit and Security Agreement in the 2011-A Borrower Note Assets; and

(iii) in any event, no such amendment, modification, supplement, termination or surrender, or waiver, release or consent, shall, without the written consent of each Administrative Agent affected thereby, increase the obligation, if any, or otherwise affect the rights, powers or immunities of any Administrative Agent party thereto.

(b) If and to the extent the consent of the Administrative Agents or the Indenture Trustee is otherwise required to any such amendment, modification, supplement, termination or surrender, or waiver, release or consent permitted in accordance with clause (a)(i) above, solely by virtue of the fact they are a party to the document in question, they are hereby directed to provide such consent and agree to do provided that such amendment, modification, supplement, termination or surrender, or waiver, release or consent does not, without the written consent of each Administrative Agent affected thereby, increase the obligations, if any, or otherwise affect the rights, powers or immunities of any Administrative Agent party thereto. Promptly upon the execution of any amendment, modification, supplement, waiver or release contemplated in this Section 4.10, the Issuer will deliver or cause to be delivered a copy of such amendment, modification, supplement, waiver or release to the Indenture Trustee, each Administrative Agent and each Rating Agency.

(c) Any reference in this Section 4.10 to the Related Documents does not include the Note Purchase Agreement, this Indenture Supplement or the Indenture.

SECTION 4.11 Annual Statement as to Compliance. The Issuer is not required to comply with Section 3.9 of the Indenture insofar as it relates to this Indenture Supplement and the 2011-A Trust Notes. Instead, the Issuer will deliver to the Indenture Trustee, the Agents and the Administrative Agents, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2011), an Officer’s Certificate dated December 31 of the preceding calendar year, stating, as to the Responsible Person signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during such year (or, in the case of the first certificate, the portion of the preceding calendar year since the date of this Indenture Supplement) and of its performance under this Indenture Supplement and the other Related Documents to which it is a party has been made under such Responsible Person’s supervision; and

(b) to the best of such Responsible Person’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture Supplement and the other Related Documents to which it is a party throughout such year (or portion thereof, as applicable) or, if there has been a default in its compliance in any material respect with any such condition or covenant, specifying each such default known to such Responsible Person and the nature and status thereof.

SECTION 4.12 Sale of Series Collateral. Notwithstanding Section 10.1(c) of the Indenture but without limiting Section 3.7(a) of the Indenture, the Issuer shall not sell, transfer, exchange or otherwise dispose of any of the assets forming part of the Series Collateral except for the purchase and sale of Permitted Investments in accordance with and as permitted by the Related Documents.

ARTICLE V

EVENTS OF DEFAULT

SECTION 5.1 2011-A Events of Default. The “Events of Default” with respect to the 2011-A Trust Notes are as follows (and the Events of Default otherwise provided in the Indenture, as well as Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 (other than as expressly referred to herein), 5.7, 5.9, 5.13, 5.14 and 5.17, and the proviso at the end of Section 6.5, of the Indenture, shall not apply with respect to the 2011-A Trust Notes and this Indenture Supplement. Any reference in the Indenture to Article V of the Indenture shall include the corresponding clauses contained herein):

(a) (A) default in the payment of any interest or any other amount (other than principal) payable by the Issuer to the Noteholders pursuant to the Indenture, this Indenture Supplement, the Supplemental Fee Letter or the Note Purchase Agreement when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days or more or (B) default in the payment of principal of any 2011-A Trust Note when the same becomes due and payable, and such default shall continue for a period of one (1) Business Day or more; or

(b) failure to observe or perform in any material respect any covenant or agreement of the Issuer made in this Indenture Supplement (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with) or of the Issuer, the Borrower, FinanciaLinx (in any capacity) or the Performance Guarantor in any other Related Document relating to the issuance of and payment of the 2011-A Trust Notes or the servicing of the 2011-A Borrower Note Assets or the Performance Guarantee (other than any failure to comply with Section 5.1(j)(2) of the Note Purchase Agreement, it being agreed that any such failure shall not be an Event of Default or a Potential Termination Event) and such failure shall continue for a period of thirty (30) days after the earlier of (A) the date on which a written notice stating that such notice is a Notice of Event of Default requiring the same to be remedied shall have been given to each of the Issuer, the Borrower, FinanciaLinx and the Performance Guarantor, by the Indenture Trustee or the Administrative Agents and (B) the date on which the Issuer, the Borrower, FinanciaLinx or the Performance Guarantor, as the case may be, has knowledge of such breach; or

(c) any representation or warranty made by the Issuer in this Indenture Supplement or by the Issuer, the Borrower, FinanciaLinx (in any capacity) or the Performance Guarantor in the Note Purchase Agreement or in any other Related Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any manner that is materially adverse to any Series 2011-A Secured Parties on or as of the date made or deemed made which failure, if capable of being cured, has not been cured for a period of thirty (30) days after the earlier of (A) the date on which a written notice stating that such notice is a Notice of Event of Default requiring the same to be remedied shall have been given to each of the Issuer, the Borrower, FinanciaLinx and the Performance Guarantor, by the Indenture Trustee or the Administrative Agents and (B) the date on which the Issuer, the Borrower, FinanciaLinx or the Performance Guarantor, as the case may be, has knowledge of such breach;

(d) an Insolvency Event shall have occurred with respect to General Motors Company, GM Canada, the Performance Guarantor, FinanciaLinx, the Borrower or the Issuer;

(e) the Note Principal Balance shall exceed the 2011-A Borrowing Base on two (2) consecutive Business Days; provided, that if such shortfall is caused by a change in the 2011-A Weighted Average Advance Rate Percentage due to the occurrence of a Step-Down Event, no Event of Default shall occur unless such shortfall continues unremedied after application of all amounts payable pursuant to Section 6.2 on the first Payment Date following the date on which such shortfall first exists;

(f) the Internal Revenue Service shall file notice of a lien with regard to any material portion of the assets of AmeriCredit or GMF, or the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of AmeriCredit or GMF (where “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time);

(g) the Indenture, any other Related Document or, subject to the proviso at the end of clause (h) below, any Lien granted hereunder or thereunder in the Series Collateral or the 2011-A Borrower Note Assets, shall cease, for any reason, to be in full force and effect other than as permitted in accordance with its terms, or shall cease to be the effective, legally valid, binding and enforceable obligation of the Issuer, the Borrower, the Performance Guarantor or FinanciaLinx; or the Issuer, the Borrower, the Performance Guarantor or FinanciaLinx shall contest in any manner such effectiveness, validity, binding nature or enforceability;

(h) the Indenture Trustee for any reason ceases to have a valid and perfected first-priority security interest in the Series Collateral or the Issuer for any reason ceases to have a valid and perfected first-priority security interest in the 2011-A Designated Pool and the other 2011-A Borrower Note Assets (in each case subject to Permitted Liens); provided, that if the Servicer or the Borrower has paid the Borrower Note Purchase Price with respect to any such 2011-A Borrower Note Assets allocated to the 2011-A Designated Pool in the manner set forth in the 2011-A Servicing Agreement or the 2011-A Borrower Note Supplement, as applicable, and, in each case, otherwise complied with the other conditions contained therein relating to any related Reallocation, such Event of Default shall automatically be deemed to have been cured;

(i) a Servicer Default or Borrower Note Default shall have occurred and is continuing with respect to the 2011-A Borrower Note;

(j) any default occurs under any agreement or instrument relating to any Indebtedness (other than, without limiting clauses (a) and (b) above, Indebtedness of the Borrower under any Borrower Note or the Issuer under any Trust Note, and other than Indebtedness owing to any GMF Lender the payment of which is postponed in accordance with the Intercreditor Agreement) having a principal amount of $50,000 or greater (with respect to the Borrower or the Issuer) or $10,000,000 or greater (with respect to FinanciaLinx or the Performance Guarantor) and such default shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness;

(k) (A) a Change of Control shall occur with respect to GMF, (B) the Performance Guarantor or FinanciaLinx shall cease to be a direct or indirect wholly-owned subsidiary of GMF or (C) FinanciaLinx or any Affiliates thereof shall cease to own 100% of the shares of the Borrower;

(l) one or more final judgments for the payment of $25,000,000 or more is rendered against GMF, the Performance Guarantor or FinanciaLinx and such amount is not covered by insurance or indemnity or not discharged, paid or stayed within thirty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(m) the Borrower shall fail to maintain for a period of at least 30 days (or in any circumstance other than a resignation of such director, 10 days) at least one director who is an “Independent Director” (as defined in the Organizational Documents of the Borrower) or any action which, under the Organizational Documents of the Borrower, requires the unanimous consent of all directors of the Borrower, is taken by the Borrower at any time during which there is no “Independent Director” of the Borrower;

(n) [Reserved];

(o) a Delinquency Trigger Event shall have occurred and is continuing;

(p) a Credit Loss Trigger Event (Prime) shall have occurred and is continuing;

(q) a Credit Loss Trigger Event (Non-Prime) shall have occurred and is continuing;

(r) a Credit Loss Trigger Event (Commercial) shall have occurred and is continuing;

(s) a Residual Loss Trigger Event (Pool) shall have occurred and is continuing;

(t) a Residual Loss Trigger Event (Portfolio) shall have occurred and is continuing;

(u) the Tangible Net Worth of GMF shall be less than the sum of (a) $1,850,000,000 plus (b) 50% of the cumulative positive net income (without deduction for negative net income) of GMF for each fiscal quarter having been completed since December 31, 2009, as reported in each annual report on Form 10-K and periodic report on Form 10-Q filed by GMF with the Securities and Exchange Commission plus (c) 75% of the net proceeds of any equity issued by GMF since December 31, 2009 (excluding any equity issued pursuant to equity incentive plans for employees and board members);

(v) the ratio, expressed as a percentage, of the Adjusted Equity of GMF to the Managed Assets of GMF shall be less than 8.0% as of any fiscal quarter end;

(w) the average of the ratios of GMF’s EBITDA to Interest Expense for the two most recently ended financial quarters shall be less than 1.05x;

(x) as of the last day of any month, the Liquidity of GMF and its subsidiaries, determined on a consolidated basis in accordance with GAAP, shall be less than the Required Liquidity Amount;

(y) the Servicer shall fail to periodically redetermine the ALG Residual Values of the 2011-A Lease Agreements in the manner and by the dates set forth in Section 2.18 of the 2011-A Servicing Supplement;

(z) the balance on a Payment Date in the 2011-A Cash Reserve Account is less than the Required Cash Reserve Amount at such time for two successive Payment Dates (determined in each case after the allocations and payments on such date contemplated by Section 5.1 of the 2011-A Borrower Note Supplement); or

(aa) GMF ceases to file with the Securities and Exchange Commission (“SEC”) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, respectively, or (ii) all current reports that would be required to be filed with the SEC on Form 8-K, if GMF were required to file such forms with the SEC.

SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default specified in Section 5.1(d) shall have occurred and be continuing, the 2011-A Trust

Notes shall become immediately due and payable, together with accrued and unpaid interest thereon through the date of acceleration without any act or declaration on the part of the Indenture Trustee or any other Person. If any other Event of Default should occur and be continuing, then and in every such case the Indenture Trustee shall, if directed to do so by the Required Noteholders, declare all the 2011-A Trust Notes to be immediately due and payable, by a notice in writing to the Issuer and to the Noteholders, and upon any such declaration the unpaid principal amount of such 2011-A Trust Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Required Noteholders, by written notice to the Issuer, the Indenture Trustee and the Borrower, may rescind and annul such declaration and its consequences (including any related Borrower Note Default or acceleration of maturity of the 2011-A Borrower Note, in which case the Issuer shall so notify the Borrower) if:

(i) the Issuer has paid or deposited or caused to be paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all 2011-A Trust Notes and all other amounts that would then be due hereunder or upon such 2011-A Trust Notes or under the Note Purchase Agreement (including Monthly Costs and Expenses) if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the 2011-A Trust Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

No such rescission shall affect any subsequent default or subsequent Borrower Note Default, as applicable, or impair any right consequent thereto.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) there is an Event of Default under Section 5.1(a)(A) (for greater certainty, in respect of which the related default in payment has continued for a period of two (2) days) or (ii) there is an Event of Default under Section 5.1(a)(B) (for greater certainty, in respect of which the related default in payment has continued for a period of one (1) day), the Issuer will, upon demand of the Indenture Trustee at the direction of the

Required Noteholders, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on such 2011-A Trust Notes (which, for greater certainty, does not include the full principal balance of the 2011-A Trust Notes, unless the 2011-A Trust Notes shall have become, or been declared to be, immediately due and payable in accordance with Section 5.2), with interest on any overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue instalments of interest at the interest rate set forth in the Note Purchase Agreement and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such 2011-A Trust Notes and, subject to Section 10.12 of the Indenture, collect in the manner provided by Applicable Law out of Series Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, and shall at the direction of the Required Noteholders, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee or the Required Noteholders, as the case may be, shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or this Indenture Supplement or in aid of the exercise of any power granted therein or herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by the Indenture or this Indenture Supplement or by Applicable Law.

(d) Without limiting Section 10.14 of the Indenture, in case there is pending, relative to the Issuer, Proceedings under any bankruptcy, insolvency or other similar law, or in case a Receiver has been appointed for or taken possession of the Issuer or the Series Collateral (or any material portion thereof), the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to this Article V, shall be entitled and empowered, by intervention in such Proceedings or otherwise, to:

(i) file and prove a claim or claims for the whole amount of principal and interest and other amounts owing and unpaid in respect of the 2011-A Trust Notes and the other Series Secured Liabilities and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee on behalf of the Series Secured Parties allowed in such Proceedings (including any amounts due to the Indenture Trustee pursuant to Section 6.6 of the Indenture);

(ii) unless prohibited by Applicable Law, vote on behalf of the Series Secured Parties in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;

(iii) collect and receive any monies or other property payable or deliverable on any such claims and pay all amounts received with respect to the claims of the Series Secured Parties, including such claims asserted by the Indenture Trustee on their behalf; and

(iv) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any Series Secured Parties allowed in any judicial proceedings relative to the Issuer, its creditors and its property.

Any Receiver in any such Proceeding is authorized by each Series Secured Party to make payments to the Indenture Trustee and, if the Indenture Trustee consents, directly to any such Series Secured Party, and to pay to the Indenture Trustee an amount sufficient to cover all amounts owed to the Indenture Trustee under Section 6.6 of the Indenture.

(e) Except as provided in Section 5.3(d)(ii) or as directed by the Required Noteholders, neither the Indenture nor this Indenture Supplement authorizes the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any other Series Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the 2011-A Trust Notes or any other Series Secured Party or the rights of any Noteholder or any other Series Secured Party to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any other Series Secured Party in any such Proceeding.

(f) All rights of action and claims under this Indenture Supplement and the Indenture with respect to Series 2011-A or under any of the 2011-A Trust Notes, may be enforced by the Indenture Trustee without the possession of any of the 2011-A Trust Notes or the production of any of the 2011-A Trust Notes in any Proceeding relative to any of the 2011-A Trust Notes, and any such Proceeding instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the amounts owed to the Indenture Trustee under Section 6.6 of the Indenture, will be for the benefit of the Series Secured Parties in respect of which such judgment has been recovered.

(g) In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture Supplement or the Indenture), the Indenture Trustee will be held to represent all the Series Secured Parties, and it will not be necessary to make any Series Secured Party a party to any such Proceeding.

SECTION 5.4 Remedies; Priorities.

(a) If the 2011-A Trust Notes have been accelerated under Section 5.2, the Indenture Trustee may and shall, at the direction of the Required Noteholders, do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the 2011-A Trust Notes or under the Indenture, this Indenture Supplement or any other Related Document with respect thereto and the other Series Secured Liabilities, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such 2011-A Trust Notes moneys adjudged due; and

(ii) exercise any other rights and remedies set forth in Section 5.6(a) of the Indenture; provided that the Indenture Trustee will notify the Series Secured Parties of any sale or liquidation of the Series Collateral pursuant to Section 5.6(a)(v) of the Indenture at least 15 days (but not less than the time required under any PPSA or any other Applicable Law) before such sale or liquidation. Any Series Secured Party may submit a bid with respect to such sale or liquidation.

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall apply such money or property to (i) first, reimburse itself for any amounts due under Section 6.6 of the Indenture, (ii) second, pay the Issuer Trustee for unpaid fees, indemnities and expenses owing to it hereunder, under the Indenture or under the Declaration of Trust and (iii) third, pay to the Servicer any due and unpaid Servicing Fee and then apply the remainder of such money or property in accordance with Section 6.2(a). The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.5 Optional Preservation of the Series Collateral. This Section 5.5 replaces Section 5.7 of the Indenture for purposes of Series 2011-A. If the 2011-A Trust Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may nonetheless, at the direction of the Required Noteholders, elect to maintain possession of the Series Collateral. It is the intention of the parties to this Indenture Supplement and the Noteholders that there at all times be sufficient funds derived from the Series Collateral for the payment of principal of and interest on the 2011-A Trust Notes and any payments due to any other Series Secured Parties. The Indenture Trustee will take such intention into account when determining whether or not to maintain possession of the Series Collateral.

SECTION 5.6 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture Supplement, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on its 2011-A Trust Note on or after the respective due dates thereof expressed in such 2011-A Trust Note or in this Indenture Supplement (or, in the case of redemption, on or after the Redemption Date), in each case subject to the Priority and Limited Recourse Provisions, and to institute a Proceeding for the enforcement of any such payment in accordance with Section 5.8 of the Indenture. Such rights may not be impaired or affected without the consent of such Noteholder.

SECTION 5.7 Control by Required Noteholders. The Required Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the 2011-A Trust Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture Supplement or the Indenture (as modified hereby); and

(ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1 of the Indenture, the Indenture Trustee need not take any action that it determines might involve it in liability without receiving indemnity reasonably satisfactory to it.

SECTION 5.8 Waiver of Past Events of Default. Prior to the declaration of the acceleration of the maturity of the 2011-A Trust Notes as provided in Section 5.2, the Required Noteholders may waive any past Event of Default and its consequences except an Event of Default resulting from a default (a) in payment of principal of or interest on any of the 2011-A Trust Notes, (b) in respect of a covenant or provision hereof or of the Indenture which cannot be modified or amended without the consent of each Noteholder, or (c) an Event of Default under Section 5.1(e). Any waiver of a Default or an Event of Default of a type set forth in (a) through (c) of the preceding sentence shall require the consent of all Noteholders. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, for every purpose of this Indenture Supplement and the Indenture; provided that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

SECTION 5.9 Action on 2011-A Trust Notes. The Indenture Trustee’s right to seek and recover judgment on the 2011-A Trust Notes or under this Indenture Supplement or under the Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture Supplement or the Indenture. Neither the Lien of the Indenture on the Series Collateral nor any rights or remedies of the Indenture Trustee or the Noteholders or any other Series Secured Parties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Series Collateral or upon any of the assets of the Issuer.

SECTION 5.10 Performance and Enforcement of Certain Issuer Obligations.

(a) Promptly following a request from the Indenture Trustee to do so and at the Financial Services Agent’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by each of the Servicer and the Borrower, of each of its obligations to the Issuer under or in connection with any of the Related Documents insofar as they relate to the 2011-A Borrower Note, the 2011-A Borrower Note Assets or the Series Secured Liabilities, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Related Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Servicer or the Borrower of its obligations under the Related Documents insofar as they relate to the 2011-A Borrower Note, the 2011-A Borrower Note Assets or the Series Secured Liabilities.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction of the Required Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer, the Borrower or the Performance Guarantor under or in connection with the Related Documents insofar as they relate to the 2011-A Borrower Note, the 2011-A Borrower Note Assets or the Series Secured Liabilities, including the right or power to take any action to compel or secure performance or observance by the Servicer, the Borrower or the Performance Guarantor of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Related Documents insofar as they relate to the 2011-A Borrower Note, the 2011-A Borrower Note Assets or the Series Secured Liabilities and any right of the Issuer to take such action shall be suspended if so directed by the Indenture Trustee.

ARTICLE VI

ACCOUNTS, DISBURSEMENTS, RELEASES, REPORTS AND NOTICES

SECTION 6.1 Servicer Report.

(a) On each Determination Date, prior to 10:00 a.m., Toronto time, the Issuer shall cause the Servicer to deliver to the Indenture Trustee, the Administrative Agents and the Agents, the Servicer Report contemplated by Section 2.9 of the 2011-A Servicing Supplement.

(b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Report delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in conclusively relying upon such Servicer Report.

SECTION 6.2 Disbursement of Funds.

(a) On each Payment Date, prior to 11:00 a.m., Toronto time, in accordance with the related Servicer Report and pursuant to the instructions of the Servicer, the Indenture Trustee (or prior to any acceleration of the 2011-A Trust Notes following an Event of Default, the Servicer on behalf of the Issuer) shall withdraw from the Indenture Collection Account the Available Funds for such Payment Date and shall pay and/or apply such amounts in accordance with the following priorities:

(i) to the extent the same have not already been paid by the Borrower, on a pro-rata basis (and, in each case, only up to the Series Proportionate Share thereof): (A) to the Successor Servicer, an amount equal to any unpaid transition expenses that were required to be paid pursuant to Section 4.1(e) of the Servicing Agreement but not so paid, (B) to the Indenture Trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (in each case, to the extent such amounts have not been previously paid by the Borrower or the Financial Services Agent) in an amount, prior to any Event of Default, not to exceed $100,000 in any consecutive twelve (12) month period, and (C) to the Issuer Trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (in each case, to the extent such amounts have not been previously paid by the Borrower or the Financial Services Agent) in an amount, prior to any Event of Default, not to exceed $100,000 in any consecutive twelve (12) month period;

(ii) on a pari passu basis, to the Noteholders, the Monthly Interest and Fees with respect to such Payment Date;

(iii) on a pari passu basis, to the Noteholders, the Principal Payment Amount for such Payment Date;

(iv) [Reserved]

(v) to the Noteholders entitled thereto, any Monthly Costs and Expenses with respect to such Payment Date and any previously unpaid Monthly Costs and Expenses owing to the Noteholders with respect to any prior Payment Date, in each case to the extent that the same have not already been paid by the Borrower under Section 5.1(e)(i) of the 2011-A Borrower Note Supplement;

(vi) [Reserved];

(vii) to the extent the same have not already been paid by the Borrower, on a pro rata basis (and, in each case, only up to the Series Proportionate Share thereof) to the Indenture Trustee and the Issuer Trustee any amounts due to such parties in excess of the caps set forth in clause (i) above;

(viii) to the Financial Services Agent and the Borrower, on a pro rata basis, any amounts then owed to it, whether hereunder or otherwise; and

(ix) to the Issuer, the aggregate amount remaining in the Indenture Collection Account, which amount, subject to the terms of any other Related Document, it can use for such purposes as it determines.

(b) In connection with each Reallocation that occurs on a date that is not a Payment Date, the Issuer shall apply the related Reallocation Price or Borrower Note Purchase Price, as applicable, on the related date of such Reallocation (each an “Interim Payment Date”) to the repayment of all or a portion of the outstanding principal of the 2011-A Trust Notes (to the extent necessary to reduce the Note Principal Balance to the 2011-A Borrowing Base, after giving effect to the related Reallocation) and to the payment of unpaid interest that has accrued through such Interim Payment Date on such repaid portion of the principal on the 2011-A Trust Notes; provided, that (1) after giving effect to such payments, an aggregate amount sufficient to make any payments of interest, fees and expenses that will be due and payable on the next Payment Date must be on deposit in the Indenture Collection Account and/or the 2011-A Borrower Note Collection Account (to the extent that such amounts would be distributable on the 2011-A Borrower Note on such Payment Date) or must be deposited into the Indenture Collection Account and (2) any amount that is not so required to be deposited into the Indenture Collection Account shall be paid to the Issuer, which amount, subject to the terms of any other Related Document, it can use for such purposes as it determines.

SECTION 6.3 Release of Series Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.6 of the Indenture, the Indenture Trustee may, and when required by the provisions of this Indenture Supplement or the Indenture shall, execute instruments to release Series Collateral from the Lien of the Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Section 6.3 shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The Indenture Trustee shall, at such time as there are no 2011-A Trust Notes Outstanding, all other Series Secured Liabilities have been paid in full and all sums due the Indenture Trustee pursuant to Section 6.6 of the Indenture in connection with this Indenture Supplement have been paid, release to the Issuer or the Borrower, or any other Person entitled thereto, as applicable, any funds then on deposit in any 2011-A Deposit Accounts and shall thereafter confirm if writing that there is no further Series Collateral with respect to Series 2011-A. The Indenture Trustee shall take such action pursuant to this Section 6.3(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel.

(c) If any Series Collateral is to be conveyed to the Borrower or to any other Person or released; or any payment is made from the 2011-A Deposit Accounts, in each case in accordance with the terms of the Indenture and this Indenture Supplement or any other Related Documents, such conveyance or payment shall be effective immediately, free and clear of the security constituted by the Indenture and any other provision hereof or thereof, without the necessity of any Issuer Order, whether such conveyance, release or payment shall occur before or after any Default or Event of Default, and the Indenture Trustee shall be deemed to have taken all action contemplated to effect such conveyance, release or payment free and clear of such security.

SECTION 6.4 Opinion of Counsel. The Indenture Trustee shall receive at least seven (7) days notice when requested by the Issuer to take any action pursuant to Section 6.3(b), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the 2011-A Trust Notes or the rights of the Noteholders in contravention of the provisions of this Indenture Supplement or the Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Series Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 6.5 Reports and Notices to Noteholders. The Indenture Trustee shall send by mail or otherwise make available to each Noteholder the following reports and notices received by the Indenture Trustee pursuant to the Related Documents:

(a) on each Payment Date, a copy of the Servicer Report with respect to such Payment Date and the related Collection Period;

(b) if a Termination Event or Potential Termination Event occurs and is continuing and it is known to a Trust Officer of the Indenture Trustee, as promptly as practicable after obtaining such knowledge, written notice of such event;

(c) as promptly as practicable after receipt, a copy of each Officer’s Certificate delivered by the Issuer to the Indenture Trustee pursuant to Section 4.11;

(d) as promptly as practicable after receipt, a copy of each report, notice or certificate delivered by the Servicer to the Indenture Trustee pursuant to the 2011-A Servicing Supplement;

(e) [Reserved]; and

(f) as promptly as practicable after receipt, any Officer’s Certificate or Opinion of Counsel provided by the Servicer to the Indenture Trustee pursuant to the 2011-A Servicing Supplement.

ARTICLE VII

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures. Sections 8.1(b) and (c) of the Indenture shall not apply with respect to this Indenture Supplement or the Indenture, to the extent applicable hereto. Subject thereto and in addition to and without limiting Sections 8.1(a), (d) and (e) of the Indenture, the Issuer may, and the Indenture Trustee, when directed by Issuer Order and with the consent of the Required Noteholders, shall (subject to Section 8.2(b) of the Indenture), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture Supplement, or the Indenture to the extent applicable hereto, or of waiving, releasing or otherwise modifying in any manner the rights of the Noteholders, or providing any consent, under this Indenture Supplement, or the Indenture to the extent applicable hereto, subject to the Issuer delivering an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not cause any Note to be deemed sold or exchanged for purposes of the ITA, and provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding 2011-A Trust Note affected thereby:

(i) change the date of payment of any instalment of principal of or interest on any 2011-A Trust Note, or reduce the principal amount thereof, the interest rate thereon or the Borrower Note Purchase Price with respect thereto, change the provisions of this Indenture Supplement relating to the application of collections on, or the proceeds of the sale of, the Series Collateral to payment of principal of or interest on the 2011-A Trust Notes, or change any place of payment where, or the coin or currency in which, any 2011-A Trust Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture Supplement requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the 2011-A Trust Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) amend Section 4.10 or change the definition of Required Noteholders or otherwise reduce the percentage of the outstanding principal amount of the 2011-A Trust Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture Supplement or certain defaults hereunder and their consequences provided for in this Indenture Supplement;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture Supplement or the other Related Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding 2011-A Trust Note affected thereby;

(v) modify any of the provisions of this Indenture Supplement or the Indenture, to the extent applicable hereto, in such manner as to affect the calculation of the amount of any payment of interest or principal due on any 2011-A Trust Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the 2011-A Trust Notes contained herein; or

(vi) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture in the Series Collateral or, except as otherwise expressly permitted herein or in any other Related Document, terminate the Lien of the Indenture on any Series Collateral at any time subject hereto or deprive Noteholders of the security provided by the Lien of the Indenture in the Series Collateral.

Furthermore, no such supplemental indenture shall, without the consent of the Administrative Agents, amend Article IX.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.2 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article VII or the modification thereby of the trusts created by the Indenture and this Indenture Supplement, the Indenture Trustee shall be entitled to receive, and subject to Section 6.1 and Section 6.2 of the Indenture, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture Supplement.

SECTION 7.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture Supplement or the Indenture, to the extent applicable hereto, as applicable, shall be and shall be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under the Indenture or this Indenture Supplement of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture Supplement for any and all purposes.

SECTION 7.4 Reference in 2011-A Trust Notes to Supplemental Indentures. 2011-A Trust Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VII may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new 2011-A Trust Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding 2011-A Trust Notes.

ARTICLE VIII

REDEMPTION OF NOTES

SECTION 8.1 Redemption. If at any time the Borrower gives notice to the Issuer, the Indenture Trustee and the Administrative Agents that it has elected to permanently repay the 2011-A Borrower Note on a particular date (the “Redemption Date”) pursuant to Section 2.6(c) of the 2011-A Borrower Note Supplement, the Issuer shall furnish notice of such election in accordance with Section 8.2 to the Indenture Trustee and the Administrative Agents not later than 25 days prior to the Redemption Date. Provided the Borrower has, on or before the Redemption Date, deposited to the Indenture Collection Account the Borrower Note Purchase Price, the 2011-A Trust Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Borrower Note Purchase Price and the Indenture Trustee shall use such funds to pay the Borrower Note Purchase Price for any 2011-A Trust Note surrendered for redemption and shall apply the balance of the Borrower Note Redemption Amount in accordance with Section 6.2.

SECTION 8.2 Form of Redemption Notice.

(a) Notice of redemption under Section 8.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile and mailed or transmitted not later than ten (10) days prior to the applicable Redemption Date to each Noteholder, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address or facsimile number appearing in the Note Register.

(b) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Borrower Note Purchase Price; and

(iii) the place where such 2011-A Trust Notes are to be surrendered for payment of the Borrower Note Purchase Price with respect thereto, if such place is not the Corporate Trust Office of the Indenture Trustee.

(c) Notice of redemption of the 2011-A Trust Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other 2011-A Trust Note.

SECTION 8.3 2011-A Trust Notes Payable on Redemption Date. The 2011-A Trust Notes to be redeemed shall, following notice of redemption as required by Section 8.2, on the Redemption Date become due and payable at the Borrower Note Purchase Price and (unless the Issuer shall default in the payment of the Borrower Note Purchase Price) no interest shall accrue on the Borrower Note Purchase Price for any period after the date to which accrued interest is calculated for purposes of calculating the Borrower Note Purchase Price. Provided the Borrower has, on or before 2:00 P.M. on the Redemption Date, deposited to the Indenture Collection Account the Borrower Note Redemption Amount, from and after the Redemption Date, the Series Collateral under this Indenture Supplement shall be limited to the amounts deposited in such account, and any investments thereof, and shall not include any other assets or property of the Issuer, and the Indenture Trustee agrees to execute any and all instruments to release or evidence the release from the Series Collateral of any other assets theretofore forming part of the Series Collateral and release to the Issuer or any other Person entitled thereto to any funds then on deposit in the Indenture Collection Account in excess of the Borrower Note Redemption Amount and any amounts in any other 2011-A Deposit Accounts under this Indenture Supplement or any other Program Document.

ARTICLE IX

THE ADMINISTRATIVE AGENTS

SECTION 9.1 Appointment. Each Noteholder hereby irrevocably designates and appoints each Administrative Agent as the agent of such Person under this Indenture Supplement and each other Related Document irrevocably authorizes each Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Indenture Supplement and each other Related Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agents by the terms of this Indenture Supplement or any other Related Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture Supplement or any other Related Document, the Administrative Agents shall not have any duties or responsibilities except those expressly set forth herein or in any other Related Document, or any fiduciary relationship with any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture Supplement or in any other Related Document or otherwise exist against the Administrative Agents.

SECTION 9.2 Delegation of Duties. Each Administrative Agent may execute any of its duties under this Indenture Supplement or in any other Related Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Issuer or the Servicer), independent chartered accountants and other experts selected by it concerning all matters pertaining to such duties. No Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.3 Exculpatory Provisions. Neither Administrative Agent nor any of either Administrative Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Noteholders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Indenture Supplement or any other Related Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or wilful misconduct) or (ii) responsible in any manner to any Noteholder for any recitals, statements, representations or warranties made by the Issuer, FinanciaLinx (as the Servicer or otherwise), AmeriCredit, the Borrower or any of their Affiliates, or any officer thereof contained in this Indenture Supplement or any other Related Document or in any certificate, report, statement or other document referred to or provided for in, or received by the related Administrative Agent under or in connection with, this Indenture Supplement or any other Related Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Lien in the Series Collateral, of this Indenture Supplement, any other Related Document, the 2011-A Borrower Note Assets or for any failure of any of the Issuer, FinanciaLinx (as the Servicer or otherwise), AmeriCredit, the Borrower or any of their Affiliates to perform its obligations hereunder or thereunder. No Administrative Agent shall be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture Supplement, any other Related Document, the 2011-A Borrower Note Assets or to inspect the properties, books or records of the Issuer, FinanciaLinx (as the Servicer or otherwise), AmeriCredit, the Borrower or any of their Affiliates.

SECTION 9.4 Reliance by Administrative Agents. Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or the Servicer), independent accountants and other experts selected by such Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Each Administrative Agent may deem and treat the registered Noteholder of any 2011-A Trust Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Administrative Agent shall be fully justified in failing or refusing to take any action under this Indenture Supplement or any other Related Document unless it shall first receive such advice or concurrence of the Required Noteholders, as it deems appropriate or it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture Supplement and the other Related Documents in accordance with a request of the Required Noteholders (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all Noteholders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholders.

SECTION 9.5 Notice of Termination Event. Neither Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event unless such Administrative Agent has received written notice from a Noteholder, the Issuer or the Servicer referring to this Indenture Supplement describing such Termination Event and stating that such notice is a “notice of a Servicer Default,” or “notice of a Borrower Note Default” or “notice of an Event of Default,” as the case may be. In the event that an Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the other Administrative Agent and the Noteholders. Each Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Noteholders; provided, that unless and until an Administrative Agent shall have received such directions, the Administrative Agents, acting jointly, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as they together shall deem advisable and in the best interests of the Noteholders.

SECTION 9.6 Non-Reliance on the Administrative Agents and Other Purchasers. Each of the Noteholders expressly acknowledges that neither Administrative Agent nor any of either Administrative Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by an Administrative Agent hereinafter taken, including any review of the affairs of the Issuer, the Borrower, the Servicer or any of their Affiliates, shall be deemed to constitute any representation or warranty by such Administrative Agent to any such Person. Each of the Noteholders represents to each Administrative Agent that it has, independently and without reliance upon either Administrative Agent or any other Noteholder and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, FinanciaLinx (as the Servicer or otherwise), the Performance Guarantor and the Borrower and made its own decision to purchase a 2011-A Trust Note. Each Noteholder also represents that it will, independently and without reliance upon either Administrative Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Indenture Supplement and the other Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Issuer, FinanciaLinx (as the Servicer or otherwise), the Performance

Guarantor and the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Noteholders by an Administrative Agent hereunder, the Administrative Agents shall have no duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Issuer, FinanciaLinx (as the Servicer or otherwise), the Performance Guarantor or the Borrower or any of their Affiliates which may come into the possession of either Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 9.7 Indemnification. Each of the Noteholders (other than the CP Conduits) and the related Agents, agree to indemnify each Administrative Agent in its capacity as such (to the extent not reimbursed by the Issuer or the Borrower and without limiting the obligation of the Issuer or the Borrower to do so), rateably according to the respective amounts of their Commitments (or if indemnification is sought after the date upon which the Commitments shall have terminated, rateably in accordance with their respective interests in the Note Principal Balance) in effect on the date on which indemnification is sought under this Section 9.7 (or if indemnification is sought after the date upon which the Commitments shall have terminated and the 2011-A Trust Notes shall have been repaid, rateably in accordance with the respective amounts of their Commitments immediately prior to their termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Administrative Agent in any way relating to or arising out of this Indenture Supplement, any of the other Related Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent under or in connection with any of the foregoing; provided, that no Noteholder or Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the related Administrative Agent’s gross negligence or wilful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

SECTION 9.8 The Administrative Agents in Their Individual Capacities. The Administrative Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer, the Borrower, the Servicer, the Performance Guarantor or any of their Affiliates as though neither Administrative Agent were an Administrative Agent hereunder. With respect to any 2011-A Trust Note held by an Administrative Agent, such Administrative Agent shall have the same rights and powers under this Indenture Supplement and the other Related Documents as any Noteholder or Agent and may exercise the same as though it were not an Administrative Agent, and the terms “Noteholder,” and “Agent” shall include such Administrative Agent in its individual capacity.

SECTION 9.9 Resignation of Administrative Agent; Successor Administrative Agent. Either Administrative Agent may resign as an Administrative Agent at any time by giving thirty (30) days’ notice to the Agents, the Indenture Trustee, the Issuer, the Servicer and the other Administrative Agent. If one Administrative Agent is still serving in such capacity when the other Administrative Agent resigns in accordance with this Section then that non-resigning Administrative Agent shall continue serving as the sole Administrative Agent. If after the resignation of the related Administrative Agent no Administrative Agent would then be serving under this Indenture Supplement, then the Required Noteholders shall promptly appoint a successor Administrative Agent from among the Agents, which successor Administrative Agent shall be approved by the Issuer and the Servicer (which approval shall not be unreasonably withheld). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the last then-serving Administrative Agent, the last-retiring Administrative Agent may appoint, after consulting with the Agents, the Issuer and the Servicer, a successor agent from among the Agents. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the last-retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Indenture Trustee shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Noteholders appoint a successor agent as provided for above. Effective upon the appointment of a successor Administrative Agent, such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Indenture Supplement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture Supplement and the other Related Documents.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Confirmation of Indenture. The Indenture, as supplemented by this Indenture Supplement, will and does continue in full force and effect, otherwise unamended, and the Indenture, as so supplemented together with all the grants created thereby, is hereby ratified and confirmed.

SECTION 10.2 Obligations of Issuer. Except as otherwise provided in this Indenture Supplement with respect to the 2011-A Trust Notes or the other Series Secured Liabilities, nothing contained in this Indenture Supplement will in any way modify or relieve the Issuer from its obligations to carry out its covenants contained in the Indenture.

SECTION 10.3 Acceptance. The Indenture Trustee hereby accepts the trust in this Indenture Supplement declared and provided for and agrees to perform the same on the terms and conditions herein set forth.

SECTION 10.4 Rights Limited to Series Collateral. Notwithstanding any other provision of the Indenture, this Indenture Supplement, the 2011-A Trust Notes or any other Related Document, liability of the Issuer under this Indenture Supplement, the 2011-A Trust Notes, each other Related Document and any other documentation relating to this Indenture Supplement, any 2011-A Trust Note or any other Related Document is limited to the Series Collateral, and any recovery of claims in respect of the Issuer under this Indenture Supplement, any 2011-A Trust Note, any other Related Document or any such other documentation will be directed against the Issuer and limited to the Series Collateral and not against any other Collateral (regardless of whether the Series Collateral is sufficient to satisfy the Series Secured Liabilities) or the Issuer Trustee in its individual capacity or in its capacity as trustee of any Person (except in its capacity as trustee of the Issuer), any beneficiary of the Issuer, the Financial Services Agent, or any other Person (including any shareholder, officer, director, employee, representative or agent of the Issuer Trustee, or the Financial Services Agent, but not excluding, for greater certainty, the Issuer) or any of their respective properties. No recourse or resort of any nature or kind whatsoever will be had by any Series Secured Party to the Issuer Trustee in its individual capacity or in its capacity as trustee of any Person (except in its capacity as trustee of the Issuer), any beneficiary of the Issuer, the Financial Services Agent, or any other Person (including any shareholder, officer, director, employee, representative or agent of the Issuer Trustee, or the Financial Services Agent, but not excluding, for greater certainty, the Issuer) or any of their respective properties, for satisfaction of any obligation or liability of the Issuer in respect of, or any claim arising out of or in connection with any obligation or liability of the Issuer under, this Indenture Supplement, any 2011-A Trust Note, any other Related Document or any other documentation relating to this Indenture Supplement, any 2011-A Trust Note or any other Related Document, but rather only the Series Collateral is intended to be liable and subject to recourse and resort (including levy or execution) for satisfaction of any such obligation, liability or claim. For greater certainty (but without limiting any limitations on recourse against the Borrower contained in the Related Documents), nothing in this Section 10.4 is intended to limit or otherwise modify any obligation that the Borrower, FinanciaLinx (in any capacity), the Performance Guarantor or any of their Affiliates owe to the Issuer, any Series Secured Party or any other Person under any Related Document.

SECTION 10.5 Counterparts. This Indenture Supplement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

[Signature Page Follows]

The parties have caused this Indenture Supplement to be duly executed and delivered as of the date specified on the first page of this Indenture Supplement.

COMPUTERSHARE TRUST COMPANY OF CANADA, acting not in its individual capacity but solely in its capacity as trustee of GMF CANADA LEASING TRUST

By:
Name:
Title:

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, as Indenture Trustee and not in its individual capacity

By:
Name:
Title:

Signature Page-S1	Series 2011-A Indenture Supplement

DEUTSCHE BANK AG, CANADA BRANCH, as Administrative Agent

By:
Authorized Signatory

By:
Authorized Signatory

BMO NESBITT BURNS INC., as Administrative Agent

By:
Authorized Signatory

By:
Authorized Signatory

Signature Page Series-S2	2011-A Indenture Supplement

Exhibit A

Form of 2011-A Trust Notes

REGISTERED	CAD $[ ]

No. [    ]

GMF CANADA LEASING TRUST

FLOATING RATE ASSET-BACKED NOTE, SERIES 2011-A

NO PROSPECTUS HAS BEEN FILED IN ANY PROVINCE OR TERRITORY OF CANADA TO QUALIFY THE DISTRIBUTION OF THIS NOTE. THE DISTRIBUTION OF THIS NOTE IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS AND ACCORDINGLY ANY RESALE OF THIS NOTE MUST BE MADE IN ACCORDANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

THIS NOTE MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND IN A MANNER WHICH DOES NOT GIVE RISE TO ANY FILING, PROSPECTUS, REPORTING OR CONTINUOUS DISCLOSURE REQUIREMENTS.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES.

THIS NOTE MAY BE ISSUED WITH A FACE AMOUNT IN EXCESS OF THE AMOUNT THEN OWING HEREUNDER. AS WELL, PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH IN THIS NOTE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

THE RIGHTS AND ENTITLEMENTS OF THE HOLDER OF THIS NOTE TO RECEIPT OF ANY PAYMENT UNDER, OR THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT TO, THIS NOTE ARE SUBJECT TO, AND RESTRICTED AND LIMITED IN ALL RESPECTS BY, THE PRIORITY, LIMITED RECOURSE, ENFORCEMENT, NO PETITION AND OTHER PROVISIONS SET OUT IN THE INDENTURE DOCUMENTS (AS DEFINED BELOW).

Computershare Trust Company of Canada, acting not in its individual capacity but solely in its capacity as the trustee of GMF Canada Leasing Trust, a trust established under the laws of the Province of Ontario (including any permitted successors and assigns, the “Issuer”), for value received and subject to the following, hereby promises to pay to [NAME], or registered assigns, the principal sum of (a) CAD $             or, if less, (b) the pro rata amount of the Note Principal Balance payable to [NAME], which amount shall be payable pursuant to the (a) the Indenture, dated as of July 15, 2011 (the “Indenture”), between the Issuer and BNY Trust Company of Canada, a trust company under the laws of Canada, as indenture trustee (in such capacity, the “Indenture Trustee”), and (b) the Series 2011-A Indenture Supplement, dated as of July 15, 2011 (the “Indenture Supplement”; and together with the Indenture, the “Indenture Documents”), between the Issuer, the Indenture Trustee, and Deutsche Bank AG, Canada Branch and BMO Nesbitt Burns Inc., as Administrative Agents; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Final Payment Date and the Redemption Date, if any, pursuant to Section 8.1 of the Indenture Supplement.

Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings assigned to them in the Indenture Documents. Section 1.2 of the Indenture also contains and incorporates rules as to usage applicable to this Note and such rules as to usage are incorporated by reference into this Note.

The Issuer will pay interest on the outstanding principal amount of this Note in the amounts set forth in the Indenture Supplement and the Note Purchase Agreement until the principal of this Note is paid or made available for payment. Interest on this Note will accrue for each Interest Accrual Period and will be payable on each Payment Date (or Interim Payment Date with respect to the amount of principal being repaid on such date). The principal amount of this Note shall be subject to increases and decreases on any Business Day as set forth in the Indenture Documents, and such principal amount is subject to prepayment at any time. The principal amount of this Note will be paid in installments on each Payment Date (or Interim Payment Date, as applicable) to the extent funds are available for payment therefor pursuant to the Indenture Documents. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof and in the Indenture Documents.

The principal of and interest on this Note are payable in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Note will not be entitled to any benefit under the Indenture Documents, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly signed, manually or in facsimile, as of the date set forth below.

Date: [                    ]

COMPUTERSHARE TRUST COMPANY OF CANADA, acting not in its individual capacity but solely in its capacity as trustee of GMF CANADA LEASING TRUST

By:
Authorized Signatory

By:
Authorized Signatory

INDENTURE TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the 2011-A Trust Notes designated above and referred to in the within-mentioned Indenture Supplement.

Date: [                    ]

BNY TRUST COMPANY OF CANADA, acting not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

By:
Authorized Signatory

Signature Page	Series 2011-A Trust Note

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of GMF Canada Leasing Trust Floating Rate Asset-Backed Notes, Series 2011-A (the “2011-A Trust Notes”), which are issued under the Indenture Documents. The Indenture Documents and all indentures supplemental thereto set forth the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of 2011-A Trust Notes. The 2011-A Trust Notes are subject to all terms of the Indenture Documents. In the event of a conflict between the terms of this Note and the terms of the Indenture Documents, the Indenture Documents will prevail.

The 2011-A Trust Notes are and will be secured by the Series Collateral with respect to Series 2011-A as provided in the Indenture Supplement and subject to the Priority and Limited Recourse Provisions. Interest on and principal of the 2011-A Trust Notes will be payable in accordance with the priority of payments set forth in Section 6.2 of the Indenture Supplement.

Payments of interest and principal will be made to the Registered Noteholder hereof by wire transfer in immediately available funds to the account designated by the Registered Noteholder. However, the final instalment of principal of this Note paying the entire unpaid principal amount of the 2011-A Trust Notes on a Payment Date, Interim Payment Date or the Redemption Date, shall be payable only upon presentation and surrender of this Note in the manner specified in Section 3.1(d) or 8.2, as applicable, of the Indenture Supplement.

Notwithstanding the foregoing, the entire unpaid principal amount of the 2011-A Trust Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee shall have declared the 2011-A Trust Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture Supplement, or the 2011-A Trust Notes shall have otherwise become immediately due and payable without any act or declaration on the part of the Indenture Trustee or any other Person. All principal payments on the 2011-A Trust Notes shall be made pro rata to the Noteholders entitled thereto.

Any reduction in the principal amount of this Note (or any one or more predecessor 2011-A Trust Notes to this Note) effected by any payments made on any Payment Date, Interim Payment Date or Redemption Date shall be binding upon all future Noteholders of this Note and of any 2011-A Trust Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

The transfer of this Note is subject to the restrictions on transfer specified on the face of this Note and to the other limitations set forth in the Indenture Documents and the Note Purchase Agreement. Subject to the satisfaction of such restrictions and limitations, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or such Noteholder’s attorney duly authorized in writing, with such signature meeting the requirements, if any, of the Note Registrar, and thereupon one or more new 2011-A Trust Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

The Noteholder or Note Owner (and its successors and transferees), by its acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, (i) acknowledges that it has read and is familiar with the provisions of Sections 10.12, 10.13 and 10.14 of the Indenture and (ii) agrees that it is bound thereby and shall comply therewith.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Note Paying Agent and any agent of the Issuer, the Indenture Trustee or the Note Paying Agent may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture Documents) is registered as the owner of this Note for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee, the Note Paying Agent or any such agent shall be affected by notice to the contrary.

The Indenture Documents permit, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture Documents at any time by the Issuer with the consent of the Required Noteholders. The Indenture Documents also contain provisions permitting the Noteholders representing specified percentages of the aggregate amount Outstanding of the 2011-A Trust Notes, on behalf of the Noteholders of all the 2011-A Trust Notes, to waive compliance by the Issuer with certain provisions of the Indenture Documents and certain past defaults under the Indenture Documents and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more predecessor 2011-A Trust Notes to this Note) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any 2011-A Trust Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The 2011-A Trust Notes are issuable only in registered form in denominations as provided in the Indenture Supplement, subject to certain limitations therein set forth.

This Note will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.